                                                                    Exhibit 10.7


                        CITY AND COUNTY OF SAN FRANCISCO


                            DIANNE FEINSTEIN, MAYOR



                                     LEASE

                                    BETWEEN

                             SOUTHWEST MARINE, INC.

                            A CALIFORNIA CORPORATION

                                      AND

                     THE CITY AND COUNTY OF SAN FRANCISCO,

                 A MUNICIPAL CORPORATION, ACTING BY AND THROUGH

                       THE SAN FRANCISCO PORT COMMISSION



                         SAN FRANCISCO PORT COMMISSION



                       ARTHUR H. COLEMAN, M.D., PRESIDENT
                         JAMES J. RUDDEN, COMMISSIONER
                         JAMES R. HERMAN, COMMISSIONER
                         ANNE W. HALSTED, COMMISSIONER
                       WILLIAM H. C. CHANG, COMMISSIONER

                               EUGENE L. GARTLAND
                                 PORT DIRECTOR

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
1.    LEASED PREMISES.....................................................    1

2.    TERMINATION OF PRIOR LEASE..........................................    1

3.    TERM................................................................    2

4.    RENT................................................................    3

      A.    Annual Rent...................................................    3

      B.    Cost of Living Index Adjustment...............................    3

      C.    Late Payment..................................................    4

      D.    Manner of Payment.............................................    5

5.    GUARANTEE...........................................................    5

6.    TAXES...............................................................    6

7.    USE OF PREMISES.....................................................    7

      A.    Permitted Uses................................................    7

      B.    Requirement that Premises be Used.............................    7

      C.    Restrictions on Use...........................................    7

8.    UTILITIES AND SERVICES..............................................    8

9.    MAINTENANCE AND REPAIR..............................................    8

10.   ALTERATIONS, ADDITIONS AND IMPROVEMENTS.............................    9

11.   HAZARDOUS MATERIALS.................................................   13

12.   LIENS...............................................................   15

13.   DAMAGE OR DESTRUCTION...............................................   15

14.   INDEMNIFICATION.....................................................   16

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
15.   WAIVER OF CLAIMS....................................................   16

16.   INSURANCE...........................................................   17

17.   ASSIGNMENT AND SUBLETTING...........................................   19

18.   MORTGAGE OF LEASEHOLD...............................................   21

19.   ENTRY...............................................................   21

20.   DEFAULT.............................................................   21

21.   ENVIRONMENTAL HOLD HARMLESS.........................................   25

22.   WAIVER OF RELOCATION ASSISTANCE RIGHTS..............................   25

23.   EMINENT DOMAIN......................................................   25

24.   JOB TRAINING PROGRAM................................................   26

25.   ATTORNEYS' FEES.....................................................   27

26.   HOLDING OVER........................................................   27

27.   MINERAL RESERVATION.................................................   28

28.   NON-DISCRIMINATION PROVISIONS.......................................   28

29.   QUITCLAIM...........................................................   29

30.   NO PARTNERSHIP......................................................   29

31.   WAIVER OF TERMS.....................................................   29

32.   NOTICES.............................................................   30

33.   COMPLETE AGREEMENT..................................................   31

34.   MODIFICATION OF LEASE...............................................   31

35.   CAPTIONS............................................................   31

36.   CALIFORNIA LAW......................................................   31

37.   SEVERABILITY........................................................   31

38.   TIME IS OF ESSENCE..................................................   32

39.   QUARTERLY REPORT....................................................   32

      THIS LEASE is made and entered into on the 2nd day of December, 1987 between the CITY AND COUNTY OF SAN FRANCISCO, hereinafter called "CITY," a municipal corporation, acting by and through the San Francisco Port Commission, hereinafter called "PORT," as landlord, and SOUTHWEST MARINE INC., a California corporation, hereinafter called "TENANT," as tenant. In consideration of the rents to be paid under this lease and of the premises and agreements contained herein and to be formed pursuant hereto, the parties promise and agree as follows:

1.    LEASED PREMISES

      PORT hereby leases to TENANT and TENANT hereby hires from PORT, upon the provisions hereof, the property situated in the City and County of San Francisco, State of California, as described in Exhibit "A" attached hereto and made a part hereof, all piers and improvements existing thereon, and the 22,000 ton and 66,000 ton lifting capacity drydocks and the six (6) gantry cranes located thereon. Said real property, piers, improvements, drydocks and cranes thereon and all replacements thereof and additions thereto are hereinafter collectively called the "Premises." TENANT accepts the Premises subject to the following matters of record: all existing liens, encumbrances, charges, conditions, covenants, easements, restrictions and rights-of-way, including without limitation and reserving to PORT and CITY that certain sewer easement as depicted in Exhibit A. TENANT shall have a full and unimpaired right of ingress to and egress from Premises over that certain portion of Port property identified as Parcel Two all as depicted in Exhibit A.

2.    TERMINATION OF PRIOR LEASE

      A. PORT and TENANT entered into that certain lease dated May 8, 1978 (hereinafter called the "prior lease"), for premises located at Piers 26 and 28 in the City and

County of San Francisco, State of California. On the commencement date of this lease, as provided in paragraph 3A below, said prior lease shall be fully and finally terminated.

      B. Subject to Paragraph 3A below and conditioned on the performance by the parties of the provisions of this lease and the prior lease, on the commencement date of this lease PORT and TENANT shall be fully and unconditionally released and discharged from the respective obligations arising from or connected with the provisions of the prior lease. This termination of the prior lease shall fully and finally settle all demands, charges, claims, accounts or causes of action of any nature, including without limitation, both known and unknown claims and causes of action that arose out of or in connection with the prior lease and constitutes a mutual release with respect to the prior lease.

3.    TERM

      A. The term of this lease shall be for a period of thirty (30) years commencing upon the 120th day following the effective date of the ordinance by the San Francisco Board of Supervisors approving this lease, which date is December 17, 1987 ("Commencement Date" herein), provided that the PORT's prior tenant for the Premises, Todd Shipyards Corporation, a New York corporation, shall not within a 90-day period prior to said Commencement Date file any action or proceeding of any kind under any provision of the Federal Bankruptcy Act (hereinafter, an "Event of Insolvency"). Should an Event of Insolvency occur within said 90-day period, TENANT shall have the option within said period, by giving written notice to PORT, to terminate this lease and continue occupancy of Piers 26 and 28 under the prior lease, in which latter event TENANT's option to extend the term of the prior lease for an additional 5 years commencing May 1, 1988 shall be deemed by PORT to have been timely exercised by TENANT's notice terminating this lease as provided in this paragraph. PORT shall not be liable to TENANT for any damages arising from a termination of this lease as provided in this paragraph, or as a result of an Event of Insolvency occurring subsequent to said 90-day period. Further, should this lease be terminated as a result of an Event of Insolvency occurring subsequent to said 90-day period, TENANT agrees to pay to PORT all rent accruing under this lease through the effective date of such termination.

      B. The term of this lease shall terminate at midnight thirty years from the Commencement Date which termination date is December 17, 2017.

4.    RENT

      A.    Annual Rent.

      TENANT hereby covenants and agrees to pay to PORT for the Premises during the term of this lease an annual rent of one Million Two Hundred Thousand Dollars ($1,200,000.00), subject to adjustment as set forth in paragraph 4B of this lease. As used in this lease, "Lease Year" means each successive period of twelve (12) calendar months following the commencement of the lease term. Annual rent shall be payable monthly in advance on the first day of each month in installments of One Hundred Thousand Dollars ($100,000.00) per month. Monthly rent for any partial month shall be prorated at the rate of one-thirtieth (1/30th) of monthly rent per day.

      B.    Cost of Living Index Adjustment.

      The amount of rent payable under paragraph 4A shall be subject to adjustment at the commencement of the 6th Lease Year of the term and every 5th Lease Year thereafter ("adjustment date" herein) as follows:

      The base for computing the adjustment is the Department of Labor's Bureau of Labor Statistics Consumer Price Index for All Urban Consumers (All Items:
1967=100), San Francisco - Oakland, California nearest the Commencement Date ("Beginning Index" herein). If the index published nearest the adjustment date ("Extension Index" herein) has increased over the

Beginning Index, the monthly rent until the next adjustment date shall be set by multiplying the monthly rent set forth in paragraph 4A by a fraction, the numerator of which is the Extension Index and the denominator of which is the Beginning Index. In no case shall the monthly rent be less than the monthly rent set forth in paragraph 4A.

      If the aforesaid index is no longer published, PORT shall use such index as is mutually acceptable to the parties and substantially similar in nature to the present publication; and an appropriate adjustment if necessary, shall be made.

      Following the second adjustment date, TENANT shall have the right to renegotiate the monthly rent as provided in paragraph 4B. If the parties cannot agree upon a monthly rental rate, to be adjusted as provided herein for the remainder of the terms, then TENANT shall have the right to terminate this Lease upon 90 days written notice to PORT.

      C.    Late Payment.

      TENANT acknowledges that late payment by TENANT to PORT of rent or other sums due under this lease will cause PORT to incur costs not contemplated by this lease, the exact amount of which will be extremely difficult to ascertain. Accordingly, a charge equivalent to 1.5% of all rent, charges and fees or any portion thereof due and unpaid for more than thirty (30) days will be paid by TENANT for each month that such rent, charges and fees or any portion thereof remain due and unpaid, plus reasonable attorneys' fees incurred by PORT by reason of TENANT's failure to pay rent or other charges, or both, when due under this lease. The parties agree that such late charges represent a fair and reasonable estimate of the cost that PORT will incur by reason of the late payment by TENANT. Acceptance of such late charges by PORT shall in no event constitute a waiver of TENANT's default with respect to such overdue amount nor shall such acceptance prevent PORT from exercising any other rights or remedies it may have.

      D.    Manner of Payment.

      All payments due from TENANT to PORT under this lease shall be made to PORT without abatement, deduction, setoff, prior notice or demand, in lawful money of the United States of America, at PORT's address for notices as set forth in paragraph 32 of this lease or to such other person or at such other place as PORT may from time to time designate in writing to TENANT.

5.    GUARANTEE

      On the Commencement Date, in addition to the advance payment of the first month's rent, TENANT shall deliver to PORT a security deposit in an amount equal to two (2) months' rent. The deposit shall be in the form of cash, certificates of deposit or other similar instruments or securities payable to PORT and acceptable to PORT, or a bond or undertaking written with an insurer admitted in California and in a form acceptable to PORT. Said deposit shall be held by PORT as guarantee for the full and faithful performance by TENANT of all of the substantive covenants and agreements of this lease to be performed or observed by TENANT; provided, that except as hereinafter expressed to the contrary, said guarantee deposit shall be returned to TENANT at the expiration of the term of this lease. Such deposit shall also guarantee the payment of any and all damages suffered by PORT by reason of the tenancy by TENANT. Whenever the rent is increased, the amount of the guarantee deposit shall also be increased to equal such increased rent. Any increase in the guarantee deposit shall be delivered to PORT on the same date that each increase in the rent is first due. The form of deposit may be changed from time to time by mutual consent. If TENANT elects to use a bond as a guarantee deposit, it shall supply evidence of satisfactory renewal or reissuance promptly and prior to the expiration of any existing bond. If TENANT elects to deposit certificates of deposit or other interest-bearing instruments, TENANT may obtain all interest payable on such certificates or instruments as the same becomes due. In the event TENANT fails to perform or observe any of the substantive provisions of this lease to be performed or observed by it, then, at the option of the PORT, PORT may, but shall not be obligated to, apply the guarantee deposit or so much thereof as may be necessary to remedy any such default by TENANT; provided, that PORT shall give TENANT fifteen (15) days notice before PORT so expends or applies the guarantee deposit or any part thereof; and TENANT shall immediately upon demand pay PORT a sum equal to the portion of the guarantee deposit expended or applied by PORT in order to restore the guarantee deposit to the amount required by this paragraph 5. PORT's obligations with respect to the guarantee deposit are those of a debtor and not a trustee. To the extent that TENANT deposits cash as a guarantee deposit, PORT may commingle the guarantee deposit with PORT's general and other funds; and PORT shall not be required to pay TENANT interest on such guarantee deposit. Nothing contained in this paragraph shall in any way diminish or be construed as waiving any of PORT's other remedies set forth in this lease, or by law or equity.

6.    TAXES

      TENANT acknowledges and understands that this lease may create a possessory interest subject to property taxation and that this lease may be subject to the payment of property taxes levied on such interest; TENANT agrees to pay, or cause to be paid, when due, to the proper authority, any and all taxes, assessments, assessments and similar charges on the Premises which accrue following the Commencement Date, including all taxes levied or assessed on the possession, use or occupancy, as distinguished from the ownership of the Premises. TENANT shall not permit any such taxes, charges or other assessments to become a defaulted lien on the Premises or the improvements thereon.

      Upon request of PORT, TENANT shall furnish the information required by California Revenue and Taxation Code Section 480.4 as codified in San Francisco Administrative Code Section 23.6-2, attached hereto as Exhibit B and incorporated herein, within 30 days of the Commencement Date of this lease, or of any subsequent renewal, sublease or assignment.

7.    USE OF PREMISES

      A.    Permitted Uses.

      The Premises shall be used solely for the purposes of operating a shipbuilding and ship repair facility. Changes in the said uses shall be made only upon the express written consent of PORT.

      B.    Requirement that Premises be Used.

      It is the intent of this lease that TENANT shall not acquire the right to use the Premises and then not use them. If TENANT fails to use the Premises for the purposes or in the manner set forth herein, and unless failure shall be for reasons beyond the control of TENANT such failure shall constitute a material breach of this lease.

      TENANT covenants to contract with other shipbuilding or ship repair firms for the purpose of conducting the activity authorized in Subparagraph 7A on their behalf when such drydocks are not in use, scheduled to be used or reasonably anticipated to be used, by TENANT for its own activities under this lease. TENANT shall charge the market rate for such work in accordance with published tariffs and procedures which shall be provided to PORT.

      C.    Restrictions on Use.

      TENANT shall not use or permit the Premises, or any part thereof, to be used for any purpose other than the purpose for which the Premises are leased. TENANT shall not perform any act which will cause a cancellation of any insurance policy covering the Premises or any part thereof. TENANT shall not violate any law, ordinance, rule or regulation of any governmental agency having jurisdiction over the Premises affecting the occupancy and use of the Premises. Failure to comply with such law, ordinance, rule or regulation shall constitute a material breach of this Lease. TENANT shall not obstruct or interfere with the rights of PORT's other tenants or licensees.

8.    UTILITIES AND SERVICES

      A. TENANT shall procure and pay for all utilities and services furnished to or used by it, including, without limitation, gas, electricity, water, telephone service, trash collection, and janitorial service, and for all connection and installation charges. PORT shall have no obligation to provide such services to the Premises.

      B. It is agreed that any and all utility improvements shall become part of the realty and are not trade fixtures. During the term of this lease, TENANT shall be obligated to insure the repair and maintenance of any and all utility systems and fixtures related thereto in good operating condition.

9.    MAINTENANCE AND REPAIR

      TENANT, at all times during the term of this lease and at its sole cost and expense, shall maintain the Premises or cause them to be maintained in as good condition and repair as when leased or as subsequently improved by TENANT, including but not limited to the exterior, interior, substructure and foundation of all improvements from time to time constituting part of the Premises and all fixtures, equipment, including, but not limited to the two drydocks and the six cranes comprising a portion of the Premises, and landscaping from time to time located on the Premises or any part thereof or appurtenant thereto. TENANT shall also be required at all times during the term of this lease to maintain the drydocks referenced in Paragraph One herein and which are a part of the Premises, in accordance with the standards set forth in the United

States Department of Defense Drydocking Facilities Safety Certification Criteria for United States Navy Ships, MIL-STD 1625 A (SH) dated September 7, 1976.

      Title to the Premises is in PORT. Despite the fact that the title is in PORT, PORT shall have no obligation or responsibility whatsoever to maintain the Premises or any part thereof during the term of this lease; provided, that should TENANT fail to maintain the Premises or make any repairs under this paragraph, PORT shall have the option to enter the Premises at reasonable times and make or cause the same to be done if TENANT fails to do so after having received reasonable notice from PORT, and TENANT shall immediately reimburse PORT for the cost thereof. The making of such repairs by PORT shall in no event be construed as a waiver of the duty of TENANT to maintain the Premises or make repairs as herein provided. Within 30 days of the annual anniversary of the Commencement Date, PORT and TENANT shall conduct a joint inspection of the Premises to insure that the Premises are adequately maintained and repaired.

      TENANT shall not make, nor cause or suffer to be made any repairs or other work for which a permit is required by the San Francisco Building Code or by any rule or regulation of PORT without first obtaining a permit therefor.

10.   ALTERATIONS, ADDITIONS AND IMPROVEMENTS

      A. TENANT has inspected the Premises or caused an inspection to be made on its behalf, and, notwithstanding such inspection and the provisions of paragraph 11, accepts and is leasing the premises in their "as is" condition as of the date of commencement of the term of this lease and is not relying on any representations or warranties made by PORT or any representative of PORT as to the present or future physical condition of the Premises.

      B. All capital improvements or any other alteration, addition or improvement on the Premises which may not be removed without substantial injury to the Premises shall become part of the realty, shall be owned by PORT and shall, at the end of the term hereof, remain on the Premises without compensation to TENANT unless PORT first waives its rights under this lease in writing.

      C. TENANT is permitted to demolish and remove Pier 5 on the Premises, as more particularly described in Exhibit "A", at its sole cost and expense, including, but not limited to, any expense incurred in connection with TENANT's compliance with any law, ordinance, rule or regulation concerning hazardous materials as defined in paragraph 11 herein, subject to the provisions of this paragraph. At the time of such demolition and removal, TENANT is permitted to sell the gantry cranes which are located on said pier as of the Commencement Date of this lease. All proceeds from this sale may be retained by TENANT, in an amount not to exceed TENANT's actual costs of demolition and removal of Pier 5. Any proceeds from the sale of said cranes located on Pier 5 on the Premises in excess of TENANT's actual costs of demolition and removal shall be paid to PORT.

      Within ninety (90) days after the completion of the demolition and removal of Pier 5, TENANT shall furnish to PORT a statement of TENANT'S expenditures for said removal and demolition. TENANT shall also furnish to PORT within ninety
(90) days of the sale of the cranes on Pier 5 a statement of the proceeds from said sale (hereinafter called "Accounting Statements"). Each Accounting Statement shall be signed and certified as accurate and complete on behalf of TENANT by an authorized officer of TENANT. TENANT shall keep and maintain on the Premises or at a location elsewhere in the City and County of San Francisco for a period of three full Lease Years, a complete set of books of accounts, records, receipts and other documentation supporting TENANT'S expenditures for said removal and demolition, and the proceeds of the sale of cranes, which shall be kept in accordance with generally accepted accounting principles and shall be open for inspection by the PORT or its auditors during regular business hours and upon reasonable notice. PORT shall keep any information derived from the Accounting Statements confidential to the fullest extent permitted by law. If the PORT should determine that there has been a deficiency in the payment of proceeds of the crane sale to the PORT resulting from the overstatement of TENANT'S expenditures, this will constitute a material breach of this lease.

      D. All alterations, additions or improvements to the Premises shall be subject to the following conditions, which TENANT covenants to observe and perform:

            (1) No work shall be undertaken until TENANT shall have procured and paid for all PORT, municipal and other governmental permits and authorizations of the various municipal departments and governmental agencies having jurisdiction, including, but not limited to, any building or similar permits required by PORT or its Chief Harbor Engineer in the exercise of its jurisdiction with respect to PORT lands.

            (2) All work shall be done in a good and workmanlike manner and in compliance with the applicable building and zoning laws and terms of and conditions imposed on any permit or authorization for the Premises.

            (3) All work shall be prosecuted to completion with reasonable dispatch, unavoidable delays excepted.

            (4) At the completion of any work described in this paragraph, TENANT shall furnish one (1) set of reproducible "as-built" drawings of all alterations, additions or improvements made to the Premises so that PORT shall at all times have a complete set of reproducible "as-built" drawings of all work done to or on the Premises.

      E. Nothing contained in this paragraph shall limit the right of TENANT to install and remove trade fixtures and equipment in any part of the Premises, and PORT disclaims any ownership interest in such trade fixtures and equipment. Any damage to the Premises occasioned by such installation or removal shall be repaired at the cost of TENANT. The buildings, fences, piers, parking lots and similar structures and appurtenances shall not be regarded as trade fixtures but as "improvements".

      F. At PORT's election, TENANT shall be obligated at its own expense to demolish and remove any and all alterations, additions and improvements that TENANT has made which are not or will not be reasonably capable of continued occupancy for the purposes described in paragraph 7 of this lease without substantial repairs or renovations following the termination of this lease.

      G. Within ninety (90) days but not less than sixty (60) days prior to the termination of this lease, unless termination should be the result of loss or destruction of the improvements, in which event only written notice shall be required of PORT, PORT shall advise TENANT as to which improvements or portions of improvements it elects to have demolished and removed in accordance with subparagraph F. In the event that removal or demolition is required under subparagraph F and TENANT fails to make such demolition and removal within sixty
(60) days after the expiration or prior termination of this lease, PORT may perform such work at TENANT's expense.

      H. In addition to any other remedy available to PORT, PORT may require TENANT to remove, at TENANT's expense, any or all alterations, additions or improvements not approved by PORT under the provisions of this paragraph; and PORT may require TENANT to repair in good workmanlike fashion any damage occasioned thereby at TENANT's expense.

TENANT shall pay to PORT all special inspection fees as set forth in the San Francisco Building Code for inspections of work performed without required permits.

      I. At any termination of this lease, TENANT shall leave the Premises free and clear of all debris and in as good condition as when leased and subsequently improved, excepting reasonable wear and tear and damage caused by uninsured casualty loss for which the TENANT is not responsible. TENANT shall repair any damage to the Premises for which TENANT is liable under this lease, subject to such adjustments as may be mutually agreed by the parties hereto in writing. If TENANT fails to remove any improvements, equipment, furniture or trade fixtures when requested to do so by PORT or fails to leave the property in the condition required herein, PORT may remove such items and correct such condition at TENANT's expense and charge said costs against the guarantee deposit. TENANT shall be required to pay any expenses or portions thereof not compensated by the guarantee deposit.

11.   HAZARDOUS MATERIALS

      A. TENANT shall be responsible for the removal and or disposal of any and all hazardous materials discovered on the Premises during the term of this lease and which are required to be so removed by any governmental agency, including but not limited to, the sealing and/or disposal and removal of all defective PCB transformers located on the premises. As used herein, the term "hazardous material" shall mean any substance, water or material which has been determined by any state, federal, or local government authority to be capable of posing a risk of injury to health, safety and property, including, but not limited to, all of those materials, wastes and substances designated as hazardous or toxic by the United States Environmental Protection Agency, the United States Department of Labor, the United States Department of Transportation, the California State Department of Health Services and/or any other governmental agency now or hereafter authorized to regulate materials and substances in the environment Tenant shall dispose of such hazardous materials in compliance with all applicable laws and regulations and, subject to the exception noted herein, at its sole cost and expense. TENANT shall obtain prior PORT approval of all contracts and expenditures for the removal or disposal of said hazardous materials; however no such approval is required for the routine removal of hazardous materials directly from ships undergoing repair. PORT shall have the right to inspect the Premises for hazardous materials at reasonable times.

      B. TENANT and PORT agree that prior to TENANT's occupancy of the Premises, the parties hereto shall conduct a joint inspection of the Premises and determine the existence and extent of any and all hazardous materials which are identified on the Premises. Following said inspection, and as provided herein, TENANT shall remove all such hazardous materials if such removal is so required by any governmental agency. However, with respect to the removal of any hazardous materials identified by PORT and TENANT in their initial joint inspection, TENANT shall receive a credit against rental charges equal to the actual costs it incurs in any such removal or disposal. TENANT shall also receive a credit against rental charges for actual costs incurred in the removal and disposal of non-leaking PCB transformers in the event that such removal of non-leaking transformers is required by any governmental agency at any time during the term of this lease. No rental credits shall be allowed for the removal and disposal of any hazardous materials other than as provided in this paragraph 11(B).

      C. Prior to the termination of this lease, PORT and TENANT shall conduct a final joint inspection of the Premises for the purpose of identifying hazardous materials existing on the Premises at that time. TENANT, at its sole cost and expense, shall remove and dispose of all hazardous materials required by any governmental agency to be so removed.

      D. TENANT shall be solely responsible for, and shall defend and indemnify, and hold CITY, PORT and their officers, agents and employees harmless from and against all claims, costs and liabilities, including attorneys' fees and costs, arising out of or in connection with the removal, clean-up and restoration work and materials necessary to return the Premises and any other property of whatever nature and wherever located to their condition existing prior to the appearance of the hazardous materials on the Premises, or use thereof by TENANT. TENANT's obligations hereunder shall survive the termination of this lease.

12.   LIENS

      TENANT shall keep the Premises and all improvements thereon free from any liens arising out of any work performed or materials furnished.

13.   DAMAGE OR DESTRUCTION

      No loss or damage by fire or other cause insured against by PORT or required to be insured against under this lease, resulting in either partial or total destruction of any building or other improvement on the Premises, shall operate to terminate this lease, or to relieve or discharge TENANT from the payment of rents or amounts payable as rent as they become due and payable, or from the performance or observance of any of the agreements, covenants and conditions to be performed or observed by TENANT under this lease.

      If any building or other improvement located on the Premises at any time during the term of this lease shall be damaged or destroyed by fire or other cause insured against by PORT or required to be insured against hereunder, then TENANT, with all reasonable diligence, shall repair, reconstruct or replace such building or other improvement with another building or improvement of comparable size and quality to the extent permitted by said insurance proceeds, which shall be made available to TENANT promptly following any receipt of such proceeds if PORT is the insured. If TENANT is responsible for causing any loss, whether insured or uninsured, then it shall be required to make such repairs, reconstruction or replacements at its cost and expense in excess of any insurance proceeds, if any, in order to restore or replace said building or improvement to the condition it was in prior to the loss and in such event the lease shall not terminate and rent shall be paid as it becomes due.

14.   INDEMNIFICATION

      TENANT agrees to indemnify and save harmless and to defend, without cost to the PORT and CITY, the PORT and CITY and its officers, employees and agents against all losses, claims, costs, damages and liability for or by reason of any death or deaths of or any injury or injuries to any person or persons or damages to property of any kind whatsoever, whether the person or property of TENANT, its agents or employees, or third persons, arising out of, or alleged to arise out of, any occupation, use or condition of the Premises or any activity carried on by or act or omission of TENANT or the PORT and CITY or its officers, employees or agents, excluding only the sole negligence of the PORT and CITY and its officers, employees or agents. Approval of the insurance contracts mentioned in this lease does not relieve TENANT from liability under this paragraph.

      TENANT further agrees to indemnify and save harmless and to defend, without cost to the PORT and CITY, the PORT and CITY and its officers, employees and agents against all losses, claims, costs, damages and liability for or by reason of the negotiations, drafting or finalization of this lease.

15.   WAIVER OF CLAIMS

      TENANT, as a material part of the consideration to be rendered to PORT, hereby waives all claims against PORT and CITY and its officers, agents and employees, except for intentionally harmful or negligent acts committed solely by PORT and CITY or its officers, agents or employees, and agrees to hold PORT and CITY and its officers, agents or employees harmless from any claims for damages to goods, wares, goodwill, merchandise, equipment and business opportunities and by persons in, upon or about said Premises from any cause arising at any time, including all claims arising from the joint or concurrent negligence of PORT or CITY, or their officers, agents or employees, but excluding any intentionally harmful acts or negligent acts committed solely by PORT or CITY.

16.   INSURANCE

      A. TENANT, at its sole cost and expense, shall maintain, or cause to be maintained, throughout the term of this lease. insurance as follows:

            1. Workers' Compensation insurance, with Employers' Liability limits not less than one Million Dollars ($1,000,000.00) each accident for all employees eligible for State Workers' Compensation benefits, including coverages for U.S. Longshore and Harborworkers' Act benefits and Jones Act benefits for employees eligible for each;

            2. Comprehensive general liability insurance, with limits not less than Five Million Dollars ($5,000,000.00) each occurrence combined single limit for Bodily Injury and Property Damage with any deductible not to exceed $250,000.00 each occurrence; including coverages for contractual liability, independent contractors, explosion, collapse and underground (XCU), broadform property damage, personal injury, products and completed operations.

            3. Protection and Indemnity insurance with limits not less than One Million Dollars ($1,000,000.00) each occurrence (including coverage as required by the Federal Maritime Commission for water pollution liability arising under Section 11(F) of Public Law 91-224, if vessels exceed 300 tons) with any deductible not to exceed $100,000.00 each occurrence; but this insurance shall be required only if TENANT operates any watercraft;

            4. Comprehensive Automobile Liability Insurance with limits not less than One Million Dollars ($1,000,000.00) each occurrence combined single limit for Bodily Injury and Property Damage, with any deductible not to exceed $100,000.00 each occurrence, including coverages for owned, non-owned and hired vehicles, as applicable;

            5. Ship Repairers Legal Liability Insurance with limits not less than Ten Million Dollars ($10,000,000.00) each occurrence and any deductible not to exceed Two Hundred Fifty Thousand Dollars ($250,000.00) each occurrence.

            6. Marine equipment insurance on an all-risk form (excluding earthquake and flood) covering the gantry crane referenced in Paragraph 1, which are located on Piers 3 and 4 in the agreed amounts of Fifty Thousand Dollars ($50,000) each with any deductible not to exceed $5,000.00 each loss, and the drydocks referenced in Paragraph 1 in the agreed amounts of Nine Hundred Thousand Dollars ($900,000) for the 22,000 ton lifting capacity drydock and Five Million Nine Hundred Thousand Dollars ($5,900,000) for the 66,000 ton lifting capacity drydock, with deductibles on the drydocks not to exceed $250,000 each loss. Port shall be a named insured as its interests may appear.

      B. All liability policies required by this lease shall name as additional insureds CITY and its officers, agents, employees, and shall be primary to any other insurance available to the additional insureds. All policies shall provide thirty (30) days prior written notice of cancellation, non-renewal or reduction in coverage in person or by mail to PORT's address as set forth in paragraph 32 of this lease. TENANT shall furnish certificates of insurance in a form and with insurers acceptable to PORT (which acceptance shall not be unreasonably withheld), prior to commencing any activities under this lease, with copies of policies upon PORT's request. TENANT, unless otherwise agreed to by PORT, hereby agrees to apply the proceeds from any insurance recovery resulting from the damage or destruction of items specified in paragraph 16.A6 toward the replacement or repair of same.

17.   ASSIGNMENT AND SUBLETTING

      A. Except as expressly permitted in this lease, TENANT shall not, without the prior written consent of PORT, assign or hypothecate this lease or any interest herein or sublet the Premises or any part thereof. Any of the foregoing acts without such consent shall be void. This lease shall not, nor shall any interest herein, be assignable as to the interest of TENANT by operation of law without the consent of PORT.

            PORT may withhold consent to assignment of this lease for any reason. PORT and TENANT hereby agree that any assignment of this lease shall be subject to an adjustment in the rent, including annual or other rent, to reflect the fair market rate for the Premises at the time of such assignment. PORT and TENANT further agree that if the proposed assignee does not agree to said rental adjustment, PORT may withhold consent for the proposed assignment.

      B. Notwithstanding the provisions of paragraph 17A, TENANT may assign this lease without PORT's consent to any corporation which controls, is controlled by or is under common control with TENANT, or to any corporation resulting from the merger or consolidation with TENANT, or to any person or entity which acquires all the assets of TENANT as a going concern; provided, that said assignee shall assume, in full, the obligations of TENANT under this lease.

      C. TENANT shall have the right, in the regular and ordinary course of its business of maintaining and operating the building and other improvements now or hereafter located on the Premises and without the prior consent of PORT, to sublease or otherwise rent or grant licenses, permits or concessions in, any offices, spaces or related facilities in such buildings and other improvements for a use necessary to TENANT's operation of the Premises as defined in Section 7A herein; provided, that each sublease or other rental, license, permit or concession agreement shall be subject and subordinate to this lease and the rights of PORT hereunder; and, provided further, that the following conditions are met:

            (1) TENANT shall deliver to PORT, within thirty (30) days of execution of each sublease, license, permit or concession agreement, a copy of such sublease or agreement together with documentation adequately identifying the "subtenant" and the business activity to be conducted on the Premises.

            (2) Each sublease, license, permit or concession agreement shall contain a clause providing that all rental and other payments due TENANT under the provisions of such sublease, license, permit or concession agreement shall become due and owing directly to PORT upon the filing of any petition in the bankruptcy court seeking the court's jurisdiction over the assets and operations of TENANT regardless of whether such filing is considered voluntary or involuntary.

            (3) Each sublease, license, permit or concession agreement shall contain an indemnification clause and waiver of claims provision identical to that required under paragraphs of this lease.

            (4) Each sublease, license, permit or concession agreement shall contain a clause naming as "additional insureds" under all liability and other insurance policies CITY, PORT, and all officers, employees, agents and representatives of CITY and PORT and acknowledging PORT's right to demand increased coverage to normal amounts consistent with the subtenant's licensee's, permittee's or concessionaire's business activities on the Premises.

            (5) Each sublease, license, permit or concession agreement shall contain a clause providing that the sublessee, licensee, permittee or concessionaire shall engage in no activity which limits or adversely affects in any way the property insurance coverage for the Premises.

      D. If for any reason whatsoever this lease and the leasehold estate of TENANT under this lease are terminated, such termination shall operate to terminate all then existing subleases entered into by TENANT.

18.   MORTGAGE OF LEASEHOLD

      TENANT shall have the right from time to time to encumber the leasehold estate created by this lease by one or more Leasehold Mortgages to secure repayment of any loan and associated obligations of TENANT for the development of the leased Premises upon prior written permission of PORT. TENANT shall have no right to require PORT to encumber PORT's fee interest in the Premises.

19.   ENTRY

      PORT and CITY and their officers, agents, and employees shall have the right at all reasonable times to enter upon the Premises for the purpose of reasonable inspection and inventory and when otherwise deemed necessary for the protection of their interests. TENANT waives all claims against PORT and CITY, their officers, agents or employees for damages caused by PORT's and CITY's reasonable exercise of their rights hereunder, including those claims for any loss of occupation or quiet enjoyment of the Premises occasioned by PORT's or CITY's reasonable exercise of its right of entry.

20.   DEFAULT

      Regardless of the provisions of Paragraph 4C, if any rental or other payment shall be due and unpaid for thirty (30) days or if any other material breach shall be made by TENANT of any of the conditions or covenants of this lease and said other material breach shall continue for thirty (30) days after notice in writing to TENANT or if TENANT shall become bankrupt or insolvent or make a transfer in fraud of creditors, or make an assignment for the benefit of creditors or bring in or have brought against TENANT any action or proceedings of any kind under any provision of the Federal Bankruptcy Act or under any other insolvency, bankruptcy or reorganization act and in the event such proceedings are involuntary, TENANT is not discharged from the same within sixty (60) days thereafter; or a receiver is appointed for a substantial part of the assets of TENANT and such receiver is not discharged within sixty (60) days; or TENANT shall vacate or abandon the Premises; or this lease or any of estate of TENANT under this lease shall be levied upon by any attachment or execution and such attachment is not stayed or lifted within sixty (60) days, then any such event shall constitute a default by TENANT. Upon the occurrence of a default by TENANT, PORT may, at its option and without further notice or demand in addition to any other rights and remedies provided under this lease or by law, do any one or none of the following:

            (a) PORT shall have the right, so long as such default continues, to give notice of termination to TENANT; and on the date specified in such notice this lease shall terminate.

            (b) In the event of any such termination of this lease, PORT may then or at any time thereafter, re-enter the Premises and remove therefrom all persons and property and again possess and enjoy the Premises, without prejudice to or limitation on any other remedies that PORT may have by reason of TENANT's default or of termination.

            (c) In the event of any such termination of this lease, and in addition to any other rights and remedies PORT may have, PORT shall have all of the rights and remedies of a landlord provided by Civil Code Section 1951.2. The amount of damages which PORT may recover in event of such termination shall include, without limitation, (1) the worth at the time of award, computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%) of the amount by which the unpaid rent for the balance of the term of the lease after the time of award exceeds the amount of rental loss that TENANT proves could be reasonably avoided; and (2) all reasonable legal expenses and other related costs incurred by PORT following TENANT's default; and (3) all reasonable costs incurred by PORT in restoring the Premises to as good order and condition as when leased or as subsequently improved by TENANT (ordinary wear and tear excepted), or in remodeling, renovating or otherwise preparing the Premises for reletting; and (4) all reasonable costs (including, without limitation, any brokerage commissions and legal fees and expenses incurred by PORT in reletting the Premises.

            (d) In the event TENANT defaults and abandons the Premises and PORT does not elect to terminate this lease by reason of such default and abandonment, this lease shall continue in full force and effect, and in addition to any other rights and remedies PORT may have, PORT shall have all of the rights and remedies of a landlord provided by Civil Code Section 1951.4, including, without limitation, the right to recover rent as it falls due. Without any obligation to TENANT to do so, PORT, subject to approval by CITY's Board of Supervisors, may also relet the Premises as the agent of TENANT and for TENANT's account for such term, which may extend beyond the term of this lease, and upon such other terms and conditions as PORT may deem appropriate. PORT may do all things reasonably necessary for such reletting, including repair, remodeling and renovating of the Premises arising out of TENANT's failure to perform the covenants and agreements of this lease; and TENANT shall reimburse PORT on demand for all reasonable costs incurred by PORT in connection therewith. In the event PORT relets the Premises PORT shall apply any sums received upon such reletting in the following order of priority: (1) to the payment of all rent and sums unpaid under this lease from TENANT to PORT; (2) to the payment of all reasonable legal expenses and other related costs incurred by PORT following TENANT's default; (3) to the payment of all reasonable costs incurred by PORT in restoring the Premises to as good order and repair as when leased or as subsequently improved by TENANT, or in such remodeling, renovating or otherwise preparing the Premises for reletting; (4) to the payment of all reasonable costs (including, without limitation, any brokerage commissions and legal fees and expenses) incurred by PORT in reletting the premises; and (5) the balance, if any, to the payment of future rent as the same may become due under this lease. Notwithstanding any failure by PORT to elect to terminate this lease, PORT may at any time elect to terminate this lease either for any previous default hereunder by TENANT which remains uncured or for any subsequent default.

            (e) After terminating this lease, PORT may remove any and all personal property of TENANT (other than the personal property which PORT may have purchased pursuant to subparagraph (e) of this paragraph 19 located on or about the Premises and place such property in a public or private warehouse or elsewhere at the sole cost and expense of TENANT. In the event that TENANT shall not immediately pay the cost of storage of such property after the same has been stored for a period of thirty (30) days or more, PORT may sell any or all thereof at a public or private sale in such manner and at such times and places as PORT in its sole discretion may deem proper, without notice to or demand upon TENANT. TENANT hereby waives all claims for damages, except claims arising from PORT's willful misconduct or gross negligence, that may be caused by PORT's removing or storing or selling the property as provided herein; and TENANT shall indemnify and hold PORT free and harmless from and against any and all losses, costs and damages, including without limitation costs of court and reasonable attorneys' fees of PORT occasioned by any such removal, storage or sale. TENANT hereby appoints PORT as TENANT's attorney-in-fact with the rights and powers necessary in order to effectuate the provisions of this subparagraph (c).

            (f) PORT shall have the right to cause a receiver to be appointed in any proceeding under the bankruptcy laws brought by or against TENANT to take possession of the Premises, or to collect the rents or profits derived therefrom, or both. The appointment of such receiver shall not constitute an election on the part of PORT to terminate this lease unless notice of such intention is given to TENANT.

21.   ENVIRONMENTAL HOLD HARMLESS

      TENANT agrees to hold PORT harmless from any violation or alleged violation of any environmental quality law, act, regulation or rule which is violated or purportedly violated by, arising out of or in the course of TENANT's operations, uses and occupancies on or about the Premises except for violations arising from the conditions identified by the parties in their initial inspection of the Premises pursuant to Section 11B herein.

22.   WAIVER OF RELOCATION ASSISTANCE RIGHTS

      TENANT agrees to and does hereby waive any rights, benefits or privileges of the California Relocation Assistance Law, as more particularly set forth in Government Code Section 7260 et seq., and as it may hereinafter be amended.

23.   EMINENT DOMAIN

      A. If title to the entire Premises is taken for any public or quasi-public use under any statute or by right of eminent domain, or by private purchase in lieu of eminent domain, during the term of this lease, or if a substantial portion of the Premises should be taken so as to impair materially the use of the Premises contemplated under this lease and thereby frustrate PORT's and TENANT's purpose in entering into this lease, then, in either event, this lease shall terminate on the date title to such portion of the Premises vests in such public or quasi-public authority; provided, that the annual rent due under this lease shall be proportionately reduced for any period of time for which TENANT does not have full use of the Premises. In either event, all compensation and damages payable for or on account of the value of the land underlying the Premises shall be payable to and be the sole property of PORT.

      B. If a taking shall occur which does not result in termination as provided in subparagraph 23A, TENANT shall promptly reconstruct and restore the portion of the Premises not so taken to an architecturally complete unit suitable for use by TENANT; and the annual rent thereafter payable by TENANT shall be proportionately reduced to account for the reduced economic value to TENANT, if any, occasioned by reason of such taking. All compensation and damages payable for or on account of such taking shall be applied first to the reconstruction and restoration of the Premises by TENANT pursuant to this subparagraph, and the remainder shall be paid to PORT.

      C. No taking of TENANT's leasehold estate in the Premises or any part thereof without a taking of the fee shall terminate, or give TENANT the right to surrender, this lease; nor shall such taking excuse TENANT from full performance of its covenants for the payment of rent and other charges or from full performance of any other obligations under this lease capable of performance by TENANT after any such taking. In such case, all compensation and damages payable for or on account of such taking, including without limitation compensation and damages for loss of anticipated income, shall be payable to and be the sole property of TENANT.

24.   JOB TRAINING PROGRAM

      A. TENANT will undertake to provide a job training program for various crafts pertinent to ship building, ship repair and related maritime activities for a period of not less than two (2) years. The program will be available to members of the San Francisco community, including but not limited to TENANT's employees. The classroom instructors and classroom space shall be furnished by the TENANT at its expense.

      B. The PORT will use its best efforts to participate in the job training program by furnishing, at its expense, demonstration equipment to supplement the classroom instruction.

      C. The job training program will be administered by TENANT and relevant trade labor unions in conformance with TENANT's agreements with such unions and shall consist of such curriculum, training and other features as shall be described in a written program syllabus prepared by TENANT and furnished to PORT within 180 days after Commencement Date.

25.   ATTORNEYS' FEES

      In the event of any action or proceeding at law or in equity between PORT and TENANT to enforce any provision of this lease or to protect or establish any right or remedy of either party to this lease, the prevailing party shall be entitled to recover from the losing party reasonable attorneys' fees and costs of suit, and if such prevailing party shall recover judgment in any such action or proceeding, such costs, expenses and attorneys fees' shall be included in and as a part of such judgment.

26.   HOLDING OVER

      Any holding over after the expiration of the term of this lease shall be deemed a month-to-month tenancy and upon each and every one of the terms, conditions and covenants of the within lease. In the event of a month-to-month tenancy, PORT may cancel the same upon thirty (30) days notice left at the Premises, and TENANT shall have the privilege of cancelling the same upon thirty
(30) days notice left at the Premises, and TENANT shall have the privilege of cancelling the same upon thirty (30) days notice to PORT, all notices to be in writing.

27.   MINERAL RESERVATION

      The State of California, pursuant to Section 2 of Chapter 1333 of the Statutes of 1968, as amended, has reserved all subsurface mineral deposits, including oil and gas deposits, on or underlying the Premises. In accordance with the provisions of said statute, PORT and TENANT shall and hereby do grant to the State of California the right to explore, drill for and extract said subsurface minerals, including oil and gas deposits, from a point located by the California Grid System, Zone 3, where x equals 1,457,000 and y equals 466,000, which point is located in an area that was not improved on January 1, 1982.

28.   NON-DISCRIMINATION PROVISIONS

      TENANT at all times shall comply with the non-discrimination ordinances of the City, which are San Francisco Administrative Code Sections 12B, 12C and 12D and as these ordinances are amended from time to time. Said ordinances are incorporated herein and made a part hereof by this reference. Where the term "contractor" is used therein, it shall be deemed to mean "TENANT." Furthermore, pursuant to Administrative Code Section 12D.11(D) TENANT agrees that it shall actively solicit the employment of minority group members and women. TENANT further agrees that it shall actively solicit bids for the subcontracting of goods or services from qualified minority and women businesses. TENANT shall furnish evidence of compliance with these requirements of minority and women employment and solicitation. TENANT further agrees to consider the grant of subcontracts to said minority and women bidders on the basis of substantially equal proposals in the light most favorable to said minority and women businesses. The tenant shall be required to submit evidence of compliance with this section.

      The failure of TENANT to comply with the non-discrimination ordinances shall be deemed a material breach of lease. In the event TENANT fails to comply in good faith with any of the provisions of Administrative Code Section 12D, TENANT shall be liable for liquidated damages for each violation in an amount equal to the TENANT's net profit on the lease, or 10% of the total amount of the lease or $1000.00, whichever is greatest. TENANT acknowledges and agrees that the liquidated damages assessed shall be payable to the CITY upon demand and may be set off against any monies due TENANT from any contract with the City and County of San Francisco.

29.   QUITCLAIM

      TENANT shall, upon expiration or earlier termination of this lease, peaceably and quietly leave, surrender and yield up to PORT, all and singular, the Premises and, if requested, execute and deliver to PORT a good and sufficient quitclaim deed with respect to any interest of TENANT in the Premises. Should TENANT fail or refuse to deliver to PORT a quitclaim deed as set forth in this paragraph, a written notice by PORT reciting the failure or refusal of TENANT to execute and deliver said quitclaim deed shall from the date of recordation of said notice in this lease shall, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of the parties hereto; and the parties hereto shall be jointly and severally liable under this lease.

30.   NO PARTNERSHIP

      It is expressly understood by the parties hereto that PORT does not, in any way or for any purpose, become a partner of TENANT in the conduct of its business, or otherwise, or joint venturer or a member of a joint enterprise with TENANT.

31.   WAIVER OF TERMS

      The waiver by PORT or TENANT of any term, covenant, agreement or condition of these lease shall not be deemed to constitute a waiver of any subsequent breach of the same or any other term, covenant, agreement or condition of this lease; nor shall any custom or practice which may grow up between the parties hereto in the administration of the provisions of this lease be construed to waive or to limit in any way the right of PORT or TENANT to insist upon the performance by the other party in strict accordance with all of said terms, covenants, agreements and conditions. The subsequent acceptance by PORT of rent or any other sum of money under this lease shall not be deemed to be a waiver of any preceding breach by TENANT of any term, covenant, agreement or condition of this lease, other than the failure of TENANT to pay the particular rent or other sum so accepted, regardless of PORT's knowledge of such preceding breach at the time of acceptance of such rent or other sum. No act or omission by either PORT or TENANT shall constitute a modification of this lease.

32.   NOTICES

      All notices to be given pursuant to this lease shall be in writing and shall be addressed, if to PORT, to:

                        Executive Director
                        San Francisco Port Commission
                        3100 Ferry Building
                        San Francisco, California 94111

or if to TENANT, to:

                        Southwest Marine, Inc.
                        Attention: Legal Department
                        P.O. Box 13308
                        San Diego, CA 92113-0308

                        with copy to:

                        General Manager, P.O. Box 7644
                        San Francisco, CA 94120

or as may, from time to time, otherwise be directed in writing by the parties. Notice shall be deemed to have been duly given if and when enclosed in a properly sealed envelope, or wrapped, addressed as aforesaid, and deposited, postage prepaid, in a post office or branch post office regularly maintained by the United States Postal Service.

33.   COMPLETE AGREEMENT

      There are no oral agreements between PORT and TENANT affecting this lease; and this lease supersedes and cancels any and all previous negotiations, arrangements, agreements and understandings between PORT and TENANT. This lease represents the sole and final agreement between PORT and TENANT, and all of their rights and liabilities shall be determined under this lease.

34.   MODIFICATION OF LEASE

      Whenever it appears to be in the public interest, PORT and TENANT by mutual agreement in writing, and subject to San Francisco Charter Section 7.402-1, may alter or modify the terms of this lease or may terminate the same with such adjustments and for such consideration as may be fair and equitable in the circumstances.

35.   CAPTIONS

      The captions in this lease are for convenience only, are not a part of this lease, and do not in any way affect, limit or amplify the terms and provisions of this lease.

36.   CALIFORNIA LAW

      This lease shall be construed and interpreted in accordance with the laws of the State of California.

37.   SEVERABILITY

      Any provision of this lease which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision of this lease; and such remaining provisions shall remain in full force and effect.

38.   TIME IS OF ESSENCE

      Time is of the essence of this lease and of each and all of its provisions.

39.   QUARTERLY REPORT

      On a quarterly basis each calendar year, TENANT shall submit to the Port's Executive Director in a form acceptable to PORT, a report which includes the following information: the number of days that a ship was in drydock or berthed at the Premises; the average number of employees employed by TENANT at the Premises; the number of contracts signed by TENANT for ship repair or shipbuilding work at all of its facilities and the location of such work and the dollar amount of such contracts. To the extent permitted by law, PORT shall keep such information confidential.

      IN WITNESS WHEREOF, PORT and TENANT have executed this lease at San Francisco, California on the respective dates set forth below. SOUTHWEST MARINE, INC., a California corporation

By /s/ Arthur Engel
   ---------------------------------
Title: President..
       -----------------------------
Date Executed: July 22, 1987
               ---------------------

By /s/ Lloyd A. Schwartz
   ---------------------------------
Title: Secretary..
       -----------------------------
Date Executed: July 22, 1987
               ---------------------

CITY AND COUNTY OF SAN FRANCISCO

By /s/ Ronald L. Stone
   ---------------------------------
Title: Acting Executive Director
       -----------------------------
Date Executed: December 2, 1987
               ---------------------

APPROVED AS TO FORM:

LOUISE H. RENNE
City Attorney

By /s/ Angela Karikus
   ---------------------------------
      Deputy City Attorney


Authorization by Port Commission
Resolution No.:  87-101
Adopted:  July 22, 1987


ATTEST:

By /s/ Signature Illegible
    ---------------------------------
      Secretary, Port Commission

                  AMENDMENT TO LEASE AND TERMINATION OF LICENSE

      THIS AMENDMENT TO LEASE AND TERMINATION OF LICENSE ("Amendment"), dated for reference purposes only as of May 24, 1994, by and between THE CITY AND COUNTY OF SAN FRANCISCO, a municipal corporation, acting by and through the SAN FRANCISCO PORT COMMISSION ("Port"), and SOUTHWEST MARINE, INC., a California corporation ("Tenant"), is made with reference to the following facts:

                                    RECITALS

      A. Port and Tenant entered into that certain Lease number 11320, dated December 2, 1987 (the "Lease") of real property and all piers, improvements, drydocks and cranes thereon, located in San Francisco, California (the "Premises").

      B. In addition to the Lease, Tenant currently licenses certain space from Port other than the Premises, located at Pier 70 (the "License Area"), on a month-to-month basis pursuant to Port License No. 11315, dated as of November 20, 1987 (the "License"). The License is terminable by either party upon thirty
(30) days' prior written notice.

      C. Port and Tenant now desire to amend the Lease to adjust the annual rent thereunder and to alter certain obligations of the parties thereunder in accordance with the terms hereof. The parties also desire to provide for the termination of the License and to address the execution of a new lease by the parties for a reduced portion of the License Area.

      NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Port and Tenant hereby agree to amend the Lease as follows:

                                    AGREEMENT

      1. RECITALS. The foregoing recitals are true and correct and are incorporated herein by this reference.

      2. TERMINATION OF LICENSE. TENANT and PORT hereby agree to terminate the License, effective as of thirty (30) days after the date this Amendment has been duly executed by the parties hereto, and has been finally approved by the City and Count of San Francisco, on or before which date Tenant shall vacate the License Area and tender possession back to Port in the condition as require by the License upon or before the effective date of License termination, the parties shall enter into a new month-to-month lease ("Month-to-Month Lease"), commencing upon termination of the License. The Month-to-Month Lease shall cover a reduced portion of the License Area as depicted in Exhibit "A" attached hereto and the rent thereunder shall be One Dollar ($1.00) per month. The Month-to-Month Lease shall be upon such other terms and conditions to be agreed upon by the parties.

      3. RENT. The following language is hereby added to the Lease as new Paragraph 4.E:

      "4.E. RENT EFFECTIVE JANUARY 1, 1994-DECEMBER 16, 1997.

            1. Interim Rent. Notwithstanding the foregoing, for the Lease period commencing on January 1, 1994 through and including December 16, 1997, TENANT hereby covenants and agrees to pay to Port for the Premises an annual rent of One Million Dollars ($1,000,000.00) ("Interim Base Rent").

      Interim Base Rent shall not be subject to adjustment in accordance with paragraph 4.B of the Lease. Port hereby waives its rights to the cost of living index adjustment which was to be imposed upon the first adjustment date of this Lease, as specified in paragraph 4.B hereof. Interim Base Rent shall be payable monthly in advance on the first day of each month in installments of Eighty Three Thousand Three Hundred Thirty Three and 33/100 Dollars ($83,333.33) per month. Except as otherwise provided in this Section 4.E, Interim Base Rent shall be subject to all of the terms and conditions of this Lease regarding payment of rent.

            2.    Percentage Rent.

                  (a) Agreement to Pay; Determination. Notwithstanding the foregoing, for the Lease period commencing on January 1, 1994 through and including December 16, 1997, Tenant agrees to pay Percentage Rent to Port in the amount of Three Percent (3%) of Gross Receipts as defined below. Tenant shall pay to Port the amount by which the sum, computed as a percentage of Tenant's Gross Receipts received during each calendar year of the Term, exceeds the Interim Rent for said year.

      "Gross Receipts" means all amounts received from all sales and business transacted on the Premises or services performed on the Premises for which a charge is made by Tenant, or by any other person, firm, partnership or corporation conducting sales or performing services of any sort in, upon, or from any part of the Premises, (except that in the case of vending machines and public telephones located on the Premises for which a fee is paid to Tenant by the owners thereof, only the fees received or receivable by Tenant from said owners shall be included in "Gross Receipts"). The following items shall be excluded from Gross Receipts for purposes of calculating the Percentage Rent: (a) returns and refunds, (b) the amount of any sales tax, or similar tax or imposition, imposed on all sales or charges where such sales tax, similar tax or imposition is billed to the purchaser as a special item, (c) the amount of any sale of trade fixtures or operating equipment, (d) all sums and credits received in settlement of claims for loss or damage to materials in inventory, (e) the proceeds of casualty insurance and (f) contingent revenues as defined in subparagraph
      (e) below from claims arising prior to January 1, 1994.

      Percentage Rent shall be calculated by Tenant for each calendar quarter of the year and shall be payable by the thirtieth (30th) day of the following quarter. In the event this Lease terminates other than on the last day of any calendar quarter, payment of the Percentage Rent for the fractional portion of the quarter during which sales are made or services for compensation are performed on the Premises shall be determined and reported by Tenant to Port within thirty (30) days after Tenant ceases such activity on the Premises, but in the event this Lease terminates as a result of Tenant's default, including insolvency thereof, any amounts due hereunder shall be payable forthwith. At the time of paying the Percentage Rent Tenant shall furnish a statement (herein "Percentage Rent Statement") showing the computation of the Percentage Rent for the period covered by such payment. If Port does not receive the Percentage Rent Statement by the 30th day following the end of each quarter, a penalty charge will be assessed. The penalty charge shall be calculated at the greater of 10% of the Base Rent or 10% of the Percentage Rent (using an average of the Percentage Rent for the prior two quarters as a base figure), and in no event shall the penalty charge be less than Twenty-Five Dollars ($25.00) nor more than One Hundred Dollars ($100.00). Within thirty (30) days of the effective date of this Lease Amendment, Tenant shall provide Port with all information required hereunder for the quarter ending March 31, 1994, along with any Percentage Rent payment then due for that quarter.

                  (b) Books and Records. Tenant agrees to keep accurate books and records according to generally accepted accounting principles. For purposes herein "books and records" shall include, but not be limited to, daily sales journals, monthly sales summaries summarizing daily sales, general ledgers, income statements, sales tax returns, income tax returns and any other bookkeeping documents Tenant utilizes in its business operations. Tenant shall not co-mingle personal funds with business funds.

                  (c) Audit. Tenant agrees to make its books and records available to Port, or to any City auditor, or to any auditor or representative designated by Port (hereinafter collectively referred to as "Port representative"), for the purpose of examining said books and records to determine the accuracy of Tenant's earnings from Tenant's business. Said books and records shall be kept for two (2) years and shall be maintained and/or made available in San Francisco or Tenant's corporate offices in San Diego, California to Port's representative for the purpose of auditing or re-auditing these accounts, except that, if an audit is made within said two-year period and Port claims that errors or omissions have occurred, the books and records shall be retained and made available until those matters are resolved.

      If an audit reveals that Tenant has understated its gross receipts for said audit period, Tenant shall pay Port, promptly upon demand, the difference between the amount Tenant has paid and the amount it should have paid to Port. If Tenant understates its gross receipts for any audit period by three percent (3%) or more, the cost of the audit shall be borne by Tenant.

                  (d) Month-to-Month Lease Area Included. For purposes of this paragraph 4.E, the "Premises" shall include the Premises under the Lease and under the Month-to-Month Lease.

                  (e) Contingent Revenues. It is recognized that from time to time Tenant engages in activities which generate contingent revenues. Contingent revenues for purposes of this lease shall be defined as claims arising between January 1, 1994 and December 16, 1997 as a result of work done by Tenant which, because of unusual circumstances or events, leads to additional billings not included in the definition of Gross Receipts. Contingent revenues will be subject to the percentage rent in effect at the conclusion of arbitration, litigation or settlement of the claim and on the amount of the settlement. At the end of each calendar year from 1994 through 1997, Tenant shall provide a list of all outstanding contingent revenues. Upon the settlement of any claim for contingent revenues, Tenant shall pay to Port the percentage rent set forth herein.

                  (f) Setoff Against Interim Base Rent. Notwithstanding anything contained in this Paragraph 4.E to the contrary, if Tenant determines, at any time during any calendar year and on an annualized basis, that it has overpaid rent due to a prior payment of Percentage Rent, Tenant shall provide Port with a written statement evidencing such overpayment and may setoff the amount of said overpayment against the installment or installments of Interim Base Rent next due after receipt by Port of the statement of overpayment.

      4.F.  RENT EFFECTIVE DECEMBER 17, 1997-DECEMBER 17, 2017.

      In the event that the parties have failed to renegotiate rent payable under this Lease by December 17, 1997 in accordance with paragraph 4.B of this Lease, on December 17, 1997, rent payable hereunder shall revert to the original rent structure set forth in Section 4.A of the Lease, including imposition of the Cost of Living Index Adjustment on the second adjustment date in conformance with Paragraph 4.B.

      4.G   RENT CREDIT FOR LICENSE AREA.

      In the event Port enters into a lease or license agreement with a third party for all or any portion of the License Area not covered by the Month-to-Month Lease ("Rent Credit Area" as shown on Exhibit B attached hereto), Port shall credit any amounts actually received by Port under such lease or license agreement against Interim Base Rent payable hereunder, up to a maximum of Four Hundred Thousand Dollars ($400,000.00) per year through December 16, 1997. In the event a new tenant or licensee is procured for any portion of the License Area not covered by the Month-to-Month Lease, Port shall notify TENANT of the amount of payment each time PORT receives a monthly rental payment from the tenant or licensee. TENANT shall be given a credit against the following month's rent due under this Lease in an amount equal to the rental or license payment received by Port for the License Area not covered by the Month-to-Month Lease. Such rent credit shall cease when the total of rent credits taken by TENANT have totalled $400,000.00. Nothing herein shall entitle Tenant to any payment or compensation from Port with respect to the License Area not covered by the Month-to-Month Lease other than in the form of rent credits."

      4. Cost of Living Index Adjustment. The last paragraph of Paragraph 4.B on page 5 of the Lease is hereby amended to read as follows:

      "On January 1, 1997, or as soon thereafter as is practical, TENANT and PORT shall commence negotiations to renegotiate the monthly rent provided in Paragraph 4.A of this Lease. The parties shall make best efforts to reach an agreement and shall negotiate in good faith. In the event the parties cannot agree upon a monthly rental rate, to be adjusted as provided herein for the remainder of the Lease term, then TENANT shall have the right to terminate this Lease upon one hundred eighty (180) days' prior written notice to PORT, but in any event TENANT may not give such written notice of intent to terminate earlier than June 17, 1997."

      5. Decreased Guarantee. The following language is added to Paragraph 5 of the Leases.

      "Notwithstanding anything contained herein to the contrary, the security deposit (subject to restoration following expenditure or application of all or a portion thereof by the Port) for the period of January 1, 1994 through and including December 16, 1997 shall be the sum of One Hundred Sixty-six Thousand Six Hundred Sixty-six and 66/100 Dollars. Ten Thousand Dollars ($10,000.00) of any overpayment of said security deposit as of January 1, 1994 shall be applied by Port as a security deposit for performance of Tenant's obligations under the Month-to-Month Lease and the remainder of any overpayment shall be credited by Port to Interim Base Rent as provided for in Paragraph 4.E."

      6.    Dredging.  The following language is added to Paragraph 9 of the
Lease:

      "TENANT shall be solely responsible, at its sole cost and expense, for all dredging necessary for its operations. Any dredging performed by TENANT shall be performed in compliance with all applicable laws, including obtaining all required permits from Port and all other applicable federal, state and local agencies having jurisdiction over dredging."

      7. Drydock Insurance. The following language is hereby added to Paragraph 16.A.6:

            "Provided, however, that Tenant shall not be required to maintain an outside insurance policy covering the requirements of this Paragraph 16.A.6 and 16.A.3 (collectively, the "Drydock Insurance") for the period of January 1, 1994 through December 31, 1996, but shall self-insure therefor. At any time after December 31, 1996, PORT reserves the right to reimpose such insurance requirements if so directed at the reasonable discretion of the City of San Francisco Risk Manager and the Port Commission."

      8. Drydock Access. The following language is hereby added to the Lease as new Paragraph 41:

      "41. DRYDOCK ACCESS. TENANT agrees that it shall take no direct or indirect action to interfere with legitimate business access to the Pier 70 drydock facilities by other marine firms and shall allow such access at competitive rates in accordance with published tariffs."

      9. City Requirements. The following language is hereby added to the Lease as new Paragraph 42:

      "42.  City Requirements.

            42.1 Non-Discrimination. Tenant shall not, in the operation and use of the Premises, discriminate against any person or group of persons solely because of race, color, creed, national origin, ancestry, age, sex, sexual orientation, disability or acquired immune deficiency syndrome
      (AIDS) or AIDS related condition (ARC). The provisions of Chapters 12B and 12C of the San Francisco Administrative code, relating to nondiscrimination by parties contracting with the City and County of San Francisco, are incorporated herein by this reference and made a part hereof as though fully set forth herein. Tenant agrees to comply with all provisions of such Chapters 12B and 12C that apply to tenants of the City and County of San Francisco.

            42.2 MacBride Principles-Northern Ireland. City urges companies doing business in Northern Ireland to move towards resolving employment inequities and encourages such companies to abide by the MacBride Principles. City urges San Francisco companies to do business with corporations that abide by the MacBride Principles.

            42.3 Tropical Hardwood Ban. City urges Tenant not to import, purchase, obtain, or use for any purpose, any tropical hardwood or tropical hardwood product."

      10. Proximity of Mission Bay Project. The following paragraph is hereby added to the Lease as Paragraph 43:

      "Tenant acknowledges that during the term of the Lease, the Mission Bay Project is scheduled to be constructed on property in the immediate vicinity of the Premises. Tenant is aware that the construction of such project and the activities associated with such construction will generate certain adverse impacts which may result in some inconvenience to or disturbance of Tenant. Said impacts may include, but are not limited to, increased vehicle and truck traffic, traffic delays and re-routing, loss of street and public parking, dust, dirt, construction noise and visual obstructions. Tenant hereby waives any and all claims against Port, City and their officers, agents and employees arising out of such inconvenience or disturbance, including without limitation any abatement or reduction of rent."

      11. Waiver of Claims. In consideration of the terms and conditions of this Lease Amendment, TENANT and PORT, for themselves, commissioners, officers, employees and agents, hereby waives the benefit of, releases and forever discharges the other (including the City), and their commissioners, officers, employees and agents (the "Releases"), from any and all presently existing liabilities, claims, demands, damages, causes of action, rights of offset or defenses of every kind and nature (including without limitation, tort claims), whether known or unknown, which either party may have against the Releasees, or which such party may be entitled to assert in connection with or arising in any way out of the License, the Lease or the Premises, including without limitation any presently existing claim or defense (including any and all claims or defenses based upon the allegedly tortious or other conduct of the Releasees or on their behalf) with respect to the License, the Lease or the Premises, whether or not presently suspected, contemplated or anticipated to the extent the events giving rise to the same shall have occurred on or prior to the date of this Lease Amendment. Each party hereby expressly waives the benefits of the provisions of Section 1542 of the California Civil Code, which provides as follows:

                  "A general release does not extend to claims which the
            creditor does not know or suspect to exist in his favor at the time of executing the release which, if known by him, must have materially affected his settlement with the debtor."

      12. Remaining Terms. Except as expressly provided herein, all of the terms and conditions of the Lease shall remain unchanged and in full force and effect. The parties acknowledge that a material breach of any of the covenants or conditions hereof shall be a default under the Lease in accordance with the provisions of Paragraph 20 of the Lease.

      IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Lease as of the date first set forth above.

                                         PORT

                                         CITY AND COUNTY OF SAN FRANCISCO, a
                                         municipal corporation, acting by and
                                         through the SAN FRANCISCO PORT
                                         COMMISSION

APPROVED AS TO FORM:
                                         /s/ DENNIS P. BOUEY
                                         ---------------------------------------
LOUISE H. RENNE, City Attorney           DENNIS P. BOUEY
                                         Executive Director

By: /s/ LOUISE H. RENNE
    --------------------------------
    Deputy City Attorney

                                         TENANT

Port Commission Resolution No. 94-90.    SOUTHWEST MARINE, INC., a California
                                         corporation

                                         By: /s/ HERBERT G. ENGEL
                                             -----------------------------------
                                             HERBERT G. ENGEL
                                             President

                                         By: /s/ LLOYD A. SCHWARTZ
                                             -----------------------------------
                                             LLOYD A. SCHWARTZ
                                             Secretary

                                LEASE ASSIGNMENT
                            AND ASSUMPTION AGREEMENT

      THIS AGREEMENT is made and entered into on September 29, 1994, by and between SOUTHWEST MARINE, INC., a California corporation ("Assignor") and SAN FRANCISCO DRYDOCK, INC., a California corporation ("Assignee").

                                    RECITALS:

      WHEREAS, Assignor, as tenant, and the CITY AND COUNTY OF SAN FRANCISCO, a municipal corporation, acting by and through the San Francisco Port Commission ("Port"), as landlord, are parties to a certain written agreement dated December 2, 1987, being Port official document No. L-11320, as amended by agreement dated as of May 24, 1994 (collectively, the "Lease"), covering certain drydocks, gantry cranes and real property generally located at 20th and Illinois Streets, San Francisco, California, described and depicted in Exhibit "A" attached hereto; and

      WHEREAS, paragraph 17B of the Lease, permits, among other things, the assignment of the tenant's interest in the Lease to any corporation which is under common control with the tenant, provided such corporate assignee assumes, in full, all of the obligations of the tenant under the Lease; and

      WHEREAS, Assignor and Assignee are under common control and Assignee is agreeable to assuming all of the obligations of the tenant under the Lease should Assignor assign its interest in the Lease to Assignee; and

      WHEREAS, Assignor desires to assign its interest in the Lease and Assignee is agreeable to accepting such assignment.

      NOW, THEREFORE, in consideration of the premises, covenants herein contained and other good and valuable consideration receipt of which is hereby acknowledged by Assignor, the parties hereto agree as follows:

      1. Assignor hereby grants, transfers and assigns to Assignee, its successors and assigns, all of Assignor's right, title and interest in the Lease, and Assignee agrees to and does accept said assignment.

      2. Assignee expressly assumes and agrees to keep, perform and fulfill all the terms, covenants, conditions and obligations required to be kept, performed, and fulfilled by Assignor as tenant under the Lease, including the payment of all rent and other charges payable by the tenant under the Lease when the same are properly due and payable.

      3. This Agreement and the parties rights, duties and obligations hereunder shall be effective on October 1, 1994.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

ASSIGNEE:                                  ASSIGNOR:

SAN FRANCISCO DRYDOCK, INC., a             SOUTHWEST MARINE, INC., a California
California corporation                     corporation

By:  /s/ ARTHUR E. ENGEL                   By: /s/ HERBERT G. ENGEL
     -------------------------------           ---------------------------------
     ARTHUR E. ENGEL                           HERBERT G. ENGEL
     Chief Executive Officer                   President

By:  /s/ LLOYD A. SCHWARTZ                 By: /s/ ROBERT A. WHITE
     -------------------------------           ---------------------------------
     LLOYD A. SCHWARTZ                         ROBERT A. WHITE
     Secretary                                 Assistant Secretary

                            SECOND AMENDMENT TO LEASE

      This Second Amendment to Lease ("Amendment"), dated for reference purpose only as of December 17, 1997, by and between the City and County of San Francisco, a municipal corporation, acting by and through the San Francisco Port Commission ("Port") and San Francisco Drydock, Inc., a California corporation ("Tenant"), is made with reference to the following facts:

                                    RECITALS

      A. Port and Tenant's predecessor in interest, Southwest Marine, Inc., a California corporation entered into that certain lease (Port Lease No. 11320), dated December 2, 1987 (hereinafter the "1987 Lease") affecting certain real property and all piers, improvements, dry docks and cranes thereon located in San Francisco, California (hereinafter the "Premises") which Premises are more particularly described in the 1987 Lease and are shown on Exhibit A attached to the 1987 Lease;

      B. Port and Tenant's predecessor in interest, Southwest Marine, Inc., a California corporation entered into an agreement entitled "Amendment to Lease and Termination of License" (hereinafter the "First Amendment") dated May 24, 1994 whereby Port and Tenant agreed to modify certain terms and conditions of the 1987 Lease;

      C. The 1987 Lease, as amended by the First Amendment, are hereinafter collectively referred to as the "Lease";

      D. By an agreement entitled "Lease Assignment and Assignment and Assumption Agreement" dated September 29, 1994, Tenant's predecessor in interest, Southwest Marine, Inc., a California corporation, assigned its interest in the Lease to San Francisco Drydock, Inc., a California corporation;

      E. On or about November 25, 1997, all of the issued and outstanding capital stock of Tenant was acquired by SWM Holdings, Inc., a Delaware corporation and Port consented to such acquisition;

      F. By agreement dated December 17, 1997, Port and Tenant agreed to extend the term of the First Amendment to February 18, 1998;

      G. Port and Tenant now desire to further amend the Lease to change the description of the Premises affected by the Lease; to adjust the rent payable by Tenant; and to modify the obligations of Port and Tenant in accordance with the terms hereof.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Port and Tenant do hereby agree as follows:

                                    AGREEMENT

1. RECITALS: The foregoing recitals are true and correct and are incorporated herein by this reference.

2. EFFECTIVE DATE: The Effective date of this Second Amendment to Lease shall be December 17, 1997 (hereinafter the "Effective Date").

3. PREMISES: Effective January 1, 1999, Exhibit A-1 dated November 30, 1998 attached hereto, together with the two non-exclusive easements for ingress and egress across Port property and identified thereon as "License A" and "License B", is hereby substituted for and hereby replaces the Exhibit A dated December 14, 1987 attached to the Lease for the duration of the Second Amendment Term only. Upon expiration of the Second Amendment Term the Premises will be as described in Exhibit A attached to the Lease.

4. TERM: Without otherwise affecting the Term of the Lease, the term of this Second Amendment to Lease (hereinafter the "Second Amendment Term") shall be from the Effective Date through December 16, 2002. Upon the expiration of the Second Amendment Term only Paragraph 5D hereof (adding Section 4.F) establishing Tenant's rent effective from December 17, 2002 through December 17, 2017, Paragraph 5.E hereof (deleting the last paragraph of
      Section 4.B of the Lease) and Paragraph 6 hereof, (amending Section 9 of the Lease regarding City Requirements) shall survive the expiration of the Second Amendment Term. All other terms and conditions of this Second Amendment to Lease will expire at the expiration of the Second Amendment Term, and will be of no further force or effect, provided, however, that the Lease will continue in effect, unchanged except as otherwise agreed to in writing by the parties and subject to the surviving provisions of this Second Amendment as discussed in this Paragraph 4.

5.    RENT:

A. SECTION 4.E (RENT EFFECTIVE JANUARY 1, 1994 - DECEMBER 17, 1997) of the Lease as set forth in Section 3 in the First Amendment is hereby deleted in its entirety.

B. SECTION 4.F (RENT EFFECTIVE DECEMBER 17, 1997 - DECEMBER 17, 2017) of the Lease as set forth in Section 3 of the First Amendment is hereby deleted in its entirety.

C.    A NEW SECTION 4.E IS HEREBY ADDED TO THE LEASE TO READ AS FOLLOWS:

      "4.E RENT EFFECTIVE FROM DECEMBER 17, 1997 THROUGH DECEMBER 16, 2002. The other provisions of Sections 4.A and 4.B of this Lease notwithstanding, as of the Effective Date and through the expiration of the Second Amendment Term, Tenant shall pay to Port the following rent:

      i.    For the period from December 17, 1997 through December 16, 1999:
            $66,667.00 per calendar month;

      ii.   For the period December 17, 1999 through December 16, 2000:
            $75,000.00 per calendar month;

      iii.  For the period December 17, 2000 through December 16, 2002:
            $104,167.00 per calendar month.

      Tenant shall pay the Rent, in advance, on or before the first day of each calendar month throughout the Second Amendment Term. If the first day of the Second Amendment Term is other than the first day of the month, or the Second Amendment Term shall terminate on other than the last day of the month, the rent for the first calendar month and the last calendar month of the Second Amendment Term shall be apportioned as the number of days of the occupancy bears to those months.

D.    A NEW SECTION 4.F, IS HEREBY ADDED TO THE LEASE TO READ AS FOLLOWS:

      "4.F RENT EFFECTIVE FROM DECEMBER 17, 2002 THROUGH DECEMBER 17, 2017:

      Effective as of December 17, 2002, Tenant shall pay rent as set forth in
      Section 4.A of the Lease and in an amount as adjusted from the original Commencement Date of December 17, 1987 pursuant to the "Cost of Living Index Adjustment Formula" as set forth in Section 4.B of the Lease and as adjusted every fifth Lease Year thereafter in accordance with Section 4.B. Notwithstanding the foregoing, Tenant shall have the right to renegotiate the rent effective as of December 17, 2002, by giving Port written notice exercising such right no earlier than 270 days, and no later than 180 days prior to December 17, 2002. Within 30 days of Tenants' notice, the parties shall enter into good faith negotiations to determine a new monthly rent and adjustment schedule for the remainder of the term. If the parties cannot agree upon such a monthly rental rate and adjustment schedule, then within 180 days after Tenant's initial notice to renegotiate, Tenant shall have the right to terminate the Lease upon 90 days' written notice to Port. This right to terminate presumes that Tenant has given proper notice to renegotiate the rent as hereinabove required."

6.    SECTION 4.G OF THE LEASE IS HEREBY AMENDED IN ITS ENTIRETY TO READ AS
      FOLLOWS:

      "4.G REIMBURSEMENT AND RENT CREDITS FOR CAPITAL IMPROVEMENTS: During the Second Amendment Term, Tenant agrees to undertake certain capital repairs and to design and construct certain alterations and improvements to the Premises which capital repairs, alterations and improvements are listed on Exhibit B attached hereto and incorporated herein by reference (hereinafter the "Exhibit B Capital Improvements").

      Subject to the further provisions of this Section 4.G, Port shall reimburse Tenant for Tenant's Certified Construction Costs directly related to such Exhibit B Capital Improvements undertaken during the Second Amendment Term not to exceed $1,100,000.00 in cash for the Exhibit B Capital Improvements to those portions of the Premises actually damaged during the "Loma Prieta" earthquake of October 1989, and an additional sum not to exceed $200,000.00 in rent credits for such other capital repairs to such other portions of the Premises as may be approved by Port as further provided herebelow.

      For purposes of this Second Amendment to Lease, "Certified Construction Costs" shall mean those Construction Costs certified by Port in accordance with this Section 4.G. "Construction Costs" shall be Tenant's actual and reasonable costs to design, construct (including without limitation construction administration costs) and install the Exhibit B Capital Improvements and including Tenant's actual reasonable labor costs attributable to Tenant's employee's, if any, directly related to performing such design, construction and/or installation of the Exhibit B Capital Improvements or undertaking the Exhibit B Capital Improvements.

      In order for the Exhibit B Capital Improvements Construction Costs to be certified by Port: (1) Tenant must first obtain, prior to commencing the construction and/or repair project, written approval from the Port that the proposed construction and/or repair project would qualify as work for which Tenant would be entitled to receive a cash reimbursement under the terms of this Lease, and that the proposed work and the anticipated budget categories and amounts for the Construction Costs of the proposed construction and/or repair project are reasonable, and (2) Tenant must obtain all required governmental approvals, including, but not limited to building permits and environmental clearances. After the completion of the approved construction and/or repair project, Tenant must deliver to Port an itemized statement of the actual Construction Costs expended by Tenant on the approved construction and/or repair project, accompanied by documentation evidencing to the reasonable satisfaction of Port, all said expenditures. Such documentation of expenditures may include: (1) copies of executed contracts; (2) copies of invoices for labor, services and/or materials marked "Paid", copies of bills of lading, and/or copies of other bills or receipts for goods, materials and/or services marked "Paid"; (3) copies of canceled checks; and (4) copies of Tenant's payroll records and other records supporting Tenant's labor costs attributable to Tenant's employees; (5) such other proofs of expenditures as may be reasonably requested by Port. All such proofs of expenditure must be attributable directly to the Exhibit B Capital Improvements or such other capital repair work as is approved in advance by Port in Port's sole discretion. Such proofs of expenditure shall not include items related to Tenant's trade fixtures, office equipment and supplies, furniture, communications facilities (whether voice or data) or any other items of personality not intended to be affixed to or become a part of the realty comprising the Premises. Upon receipt of and based upon said statement and accompanying documentation which substantiate the actual Construction Costs expended, Port in its reasonable discretion shall determine the Certified Construction Costs.

      All reimbursements by Port to Tenant of such Certified Construction Costs for the Exhibit B Capital Improvements shall be by cash made promptly upon certification of the Construction Costs by Port.

      Tenant understands that Port's ability to reimburse Tenant in cash is contingent upon Port securing the approval of the Board of Supervisors of the City and County of San Francisco of a request by Port for the release from reserve of $1,100,000.00 in previously approved supplemental funding for use primarily toward refurbishing that portion of the Premises shown on Exhibit A and labeled "Administration Building #104" and for other capital improvement projects shown on Exhibit B. Should Port not secure the approval of the Board of Supervisors of the City and County of San Francisco for the release of such previously approved supplemental funding, by June 30, 1999, then this Second Amendment to Lease shall then and by its own terms become null and void and Tenant thereafter shall have the right, unless the parties agree upon a new monthly rental rate, to terminate this Lease upon 90 days' written notice to Port, to be given no earlier than July 1, 1999 and no later than July 15, 1999."

7. SECTION 14 (INDEMNIFICATION) of the lease is hereby amended to add the following provision:

      "The parties acknowledge that Tenant requires an NPDES Permit from the California Regional Water Quality Control Board for the San Francisco Bay Region ("RWQCB") in order to conduct its contemplated uses and activities on the Premises. The RWQCB is considering the reissuance of Tenant's current NPDES Permit as of the date hereof, and has indicated that the Port will be named responsible in the event that Tenant fails to comply therewith. The parties agree that Tenant shall be solely responsible for obtaining the NPDES Permit as further provided in this Section. Throughout the permit process for the NPDES Permit, and any other regulatory approval where Port is required to be a co-permittee or will be a responsible party (collectively, "Regulatory Approval"), Tenant shall consult and coordinate with Port in Tenant's efforts to obtain such Regulatory Approval, and Port shall cooperate reasonably with Tenant in its efforts to obtain such Regulatory Approval, provided that Port shall have no obligation to make expenditures or incur expenses other than administrative expenses. Tenant shall not agree to the imposition of conditions or restrictions in connection with its efforts to obtain a permit from any other regulatory agency, if Port is required to be a co-permittee under such permit or the conditions or restrictions could create any obligations on the part of Port, whether on or off the Property, unless in each instance Port has previously approved such conditions in writing in Port's sole and absolute discretion. No such approval by Port shall limit Tenant's obligation to pay all the costs of complying with such conditions under this Section. Port shall have no obligation to join in any application for, or execute, the NPDES Permit or other Regulatory Approval, if the Port does not approve the conditions imposed thereby as provided herein. All costs associated with applying for and obtaining any necessary Regulatory Approval shall be borne by Tenant. Tenant shall be responsible for complying, at no cost to Port or the City, with any and all conditions imposed by any regulatory agency as part of a Regulatory Approval. With the consent of Port (which shall not be unreasonably withheld or delayed), Tenant shall have the right to appeal or contest in any manner permitted by law any condition imposed upon any such Regulatory Approval. Tenant shall pay and discharge any fines, penalties or corrective actions imposed as a result of the failure of Tenant to comply with the terms and conditions of any Regulatory Approval and Port shall have no liability for such fines and penalties. Without limiting the indemnification provisions of Section 14, Tenant shall indemnify the Port, City, and their agents, employees and officers from and against any and all such fines and penalties, together with attorneys' fees and costs, for which Port may be liable in connection with Tenant's failure to comply with any Regulatory Approval.

8. SECTION 42 (CITY REQUIREMENT) of the Lease is hereby amended in its entirety to read as follows:

            42.1  NON-DISCRIMINATION.

            (a) Covenant Not to Discriminate. In the performance of this Lease, Tenant covenants and agrees not to discriminate on the basis of the fact or perception of a person's race, color, creed, religion, national origin, ancestry, age, sex, sexual orientation, gender identity, domestic partner status, marital status, disability or Acquired Immune Deficiency Syndrome or HIV status (AIDS/HIV status) against any employee of, any City employee working with, or applicant for employment with Tenant, in any of Tenant's operations within the United States or against any person seeking accommodations, advantages, facilities, privileges, services, or membership in all business, social, or other establishments or organizations operated by Tenant.

            (b) Subleases and Other Subcontracts. Tenant shall include in all Subleases and other subcontracts relating to the Premises a non-discrimination clause applicable to such Subtenant or other subcontractor in substantially the form of subsection (a) above. In addition, Tenant shall incorporate by reference in all Subleases and other subcontracts the provisions of Sections 12B.2(a), 12B.2(c)-(k) and 12C.3 of the San Francisco Administrative Code and shall require all Subtenants and other subcontractors, unless exempt, to comply such provisions. Tenant's failure to comply with the obligations in this subsection shall constitute a material breach of this lease.

            (c) Non-Discrimination in Benefits. Tenant does not as of the date of this Lease and will not during the Term, in any of its operations within the United States, discriminate in the provision of any non-ERISA benefits between employees with domestic partners and employees with spouses, and/or between the domestic partners and spouses of such employees, where the domestic partnership has been registered with a governmental entity pursuant to state or local law authorizing such registration, subject to the conditions set forth in Section 12.2(b) of the San Francisco Administrative Code.

            (d) Condition to Lease. As a condition to the effectiveness of this Lease, Tenant shall execute and deliver to Port the Nondiscrimination in Contracts and Benefits form (Form HRC 12B-101), along with supporting documentation showing evidence of the non-discrimination provisions of any non-ERISA benefit to employees, with spouses and employees with domestic partners, and a completed Declaration of Market Participation (form HRC 12B-107).

            (e) Incorporation of Administrative Code Provisions by Reference. The provisions of Chapters 12B and 12C of the San Francisco Administrative Code relating to non-discrimination by parties contracting for the lease of City property are incorporated in this Section by reference and made a part of this Agreement as though fully set forth herein. Tenant shall comply fully with and be bound by all of the provisions that apply to this Lease under such Chapters of the Administrative Code, including but not limited to the remedies provided in such Chapters. Without limiting the foregoing, Tenant understands that pursuant to Section 12B.2(h) of the San Francisco Administrative Code, a penalty of $50 for each person for each calendar day during which such person was discriminated against in violation of the provisions of this Lease may be assessed against Tenant and/or deducted from any payments due Tenant.

            (f) Partial Exemption. Tenant has received a partial exemption from compliance with Chapter 12B of the San Francisco Administrative Code, attached hereto as Exhibit C. To the extent any of the foregoing is inconsistent with such exemption, the exemption shall be controlling. In the event that a change in law, regulation or judicial decision occurs which would have the effect of voiding such exemption, then Tenant, upon no less than 90 days prior written notice, shall have the option to terminate this Lease. Notwithstanding the foregoing, if Port agrees in writing at any time during said notice period to absorb through rent credits or other form of compensation to Tenant any additional costs accruing to Tenant as the result of the voiding of such exemption, then Tenant's election to terminate, if so exercised, shall be ineffective."

            42.2  MACBRIDE PRINCIPLES-NORTHERN IRELAND.

                  City urges companies doing business in Northern Ireland to move towards resolving employment inequities and encourages such companies to abide by the MacBride Principles. City urges San Francisco companies to do business with corporations that abide by the MacBride Principles.

            42.3  TROPICAL HARDWOOD BAN.

                  City urges Tenant not to import, purchase, obtain or use for any purpose, any tropical hardwood, tropical hardwood product, virgin redwood or virgin redwood product.

            42.4  TOBACCO PRODUCTS ADVERTISING BAN.

                  Tenant acknowledges and agrees that no advertising of
            cigarettes or tobacco products is allowed on any real property owned by or under the control of the City, including the property, which is the subject of this Lease. This prohibition includes the placement of the name of a company producing, selling or distributing cigarettes or tobacco products or the name of any cigarette or tobacco product in any promotion of any event or product. This prohibition does not apply to any advertisement sponsored by a state, local or non-profit entity designed to communicate the health hazards of cigarettes and tobacco products or to encourage people not to smoke or to stop smoking.

            42.5  BURMA (MYANMAR) BUSINESS PROHIBITION.

                  Tenant represents to Port that Tenant is not the government of
            Burma (Myanmar), that Tenant is not a person or business entity organized under the laws of Burma (Myanmar), and that Tenant is not a "prohibited person or entity" defined in Section 12J.2.G of the San Francisco Administrative Code as any person or entity designated by the Investor Responsibility Research Center as having investments or employees in Burma, or any person or entity that licenses any person or entity organized under the laws of Burma (Myanmar) to produce and market its products. Port reserves the right to terminate this Lease for default if Tenant violates the terms of this section 42.5.

                  Chapter 12J of the San Francisco Administrative Code is hereby incorporated by reference as though fully set forth herein. In the event that Tenant fails to comply in good faith with any of the provisions of Chapter 12J of the San Francisco Administrative Code, Tenant shall be liable for liquidated damages for each violation in the amount of One Thousand Dollars ($1,000.00)."

                  The other provisions of this Second Amendment to Lease
            notwithstanding, the provisions of this Paragraph 8 (amending
            Section 42 of the Lease) shall survive the expiration of the Second Amendment Term.

9. Time is of the essence as to each and every provision of this Second Amendment to Lease.

10. Section 32 (Notices) of the Lease is hereby amended to substitute the following address for notice to Tenant:

            San Francisco Drydock, Inc.
            Attention: Legal Department
            P.O. Box 13308
            San Diego, CA 92170-3308

      With copy to:

            President
            San Francisco Drydock, Inc.
            P.O. Box 7644
            San Francisco, CA 94120

11. Except as modified herein all other terms and conditions of the Lease are to remain in full force and effect.

      IN WITNESS WHEREOF, Port and Tenant have executed this Second Amendment to Lease as of the date last set forth herebelow:

PORT:

CITY AND COUNTY OF SAN FRANCISCO, a municipal corporation, operating by and through the SAN FRANCISCO PORT COMMISSION

By    /s/ Douglas Wong
    -------------------------------
      Douglas Wong
      Executive Director

Port Commission Resolution No. 99-11

Dated:       February 9, 1999
       ----------------------------


TENANT:

SAN FRANCISCO DRYDOCK, INC.,

A CALIFORNIA CORPORATION

By  /s/ D. Carl Hanson                        By  /s/ Lloyd A. Schwartz
    --------------------------------              ------------------------------
Its President                                 Its Secretary
    --------------------------------              ------------------------------

Dated: February 4, 1999                       Dated: February 3, 1999
       -----------------------------                 ---------------------------


APPROVED AS TO FORM:
LOUISE H. RENNE, City Attorney

By /s/ LOUISE H. RENNE
   ---------------------------------
   Deputy City Attorney

                            THIRD AMENDMENT TO LEASE

      THIS THIRD AMENDMENT TO LEASE ("Amendment"), dated for reference purposes only as of August ____, 1999, by and between THE CITY AND COUNTY OF SAN FRANCISCO, a municipal corporation, acting by and through the SAN FRANCISCO PORT COMMISSION ("Port"), and SAN FRANCISCO DRYDOCK, INC., a California corporation ("Tenant"), is made with reference to the following facts:

                                    RECITALS

      A. Port and Tenant's predecessor in interest, Southwest Marine, Inc., a California corporation ("SWM") entered into that certain lease (Port Lease No. 11320), dated December 2, 1987 affecting certain real property and all piers, improvements, dry docks and cranes thereon located in San Francisco, California (hereinafter the "Premises") which Premises are more particularly described in said lease and in Exhibit A attached thereto;

      B. Port and SWM entered into an agreement entitled "Amendment to Lease and Termination of License" dated as of May 24, 1994 (hereinafter "First Amendment") whereby Port and SWM agreed to modify certain terms and conditions of said lease.

      C. By an agreement entitled "Lease Assignment and Assumption Agreement" dated September 29, 1994 SWM assigned all of its interest in said lease to Tenant.

      D. Port and Tenant entered into an agreement entitled "Second Amendment to Lease" dated as of December 17, 1997 (hereinafter "Second Amendment") whereby Port and Tenant agreed to further modify certain terms and conditions of said lease.

      E. Said lease and the First Amendment and Second Amendment are hereinafter collectively referred to as the "Lease";

      F. Port and Tenant now desire to further amend the Lease by addition of certain personal property to the Premises, provision for the deletion and removal of certain personal property from the Premises and to otherwise modify the obligations of Port and Tenant in accordance with the terms hereof.

      NOW, THEREFORE, in consideration of the foregoing and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Port and Tenant hereby agree as follows:

                                    AGREEMENT

1. RECITALS: The foregoing recitals are true and correct and are incorporated herein by this reference.

2. EFFECTIVE DATE: The effective date of the modifications to the Lease as contained in this Amendment shall be August ____ , 1999 (hereinafter the "Effective Date").

3. ADDITIONS TO PREMISES: From and after the Effective Date the Premises shall be deemed to and include an additional dry dock known as the AFDM-14 Steadfast, Medium Auxiliary Floating Dry Dock (hereinafter the "Steadfast") which Port acquired at a transfer fee and cost of $93,600.00 from the United States of America, acting through the State of California, State Agency for Surplus Property, pursuant to the terms and conditions of a certain agreement entitled "Vessel Conditional Transfer Document" dated July 7, 1999, a copy of which is attached hereto as Exhibit D (hereinafter the "Transfer Document"). Tenant shall be solely responsible for all costs and expenses associated with relocation of the Steadfast from Susin Bay, California to the Premises and making the Steadfast operational at the Premises, which shall be accomplished by Tenant within 60 days of Port's payment of the aforementioned transfer fee, failing which Port may undertake all such obligations for and on behalf of Tenant and Tenant shall immediately reimburse Port the costs thereof. Tenant acknowledges and agrees that it is accepting the Steadfast for inclusion in the Premises in its "AS IS, WHERE IS" condition and that Port has made no representation or warranty, express or implied, concerning the condition or fitness of the Steadfast for a particular use or purpose. Upon relocation of the Steadfast to the Premises, and annually thereafter if requested by Port, Tenant and Port shall conduct a joint physical inspection of the condition of the Steadfast and its operating systems and inventory all associated appurtenances and equipment. Such inspection and inventory will be documented in writing and a copy provided to both Tenant and Port.

4. DELETION TO PREMISES: At any time during the term of the Lease and in no event later than 180 days from the Effective Date, Tenant shall, at its sole cost and expense, relocate that portion of the Premises consisting of the 22,000 ton lifting capacity dry dock to Port property located at Pier 70, San Francisco, California. Tenant shall be allowed rights of reasonable ingress and egress to Pier 70 for such purpose and upon the appropriate mooring afloat by Tenant of said dry dock to and at Pier 70, the same shall be deemed for all purposes to be deleted from the Premises and otherwise returned to the Port in the condition required by the Lease and as if the term of the Lease had expired.

5. TRANSFER DOCUMENT COMPLIANCE: Except to the extent inconsistent with the Lease, Tenant agrees to comply with all of the terms and conditions of the Transfer Document as if Tenant was the Donee thereunder.

      Except as modified herein, all other terms and conditions of the Lease are and shall remain in full force and effect.

      IN WITNESS WHEREOF, Port and Tenant have executed this Amendment as of the date last set forth below.

APPROVED AS TO FORM:                     PORT:

LOUISE H. RENNE, City Attorney           CITY AND COUNTY OF SAN FRANCISCO, a
                                         municipal corporation, operating by
                                         and through the SAN FRANCISCO PORT
By:                                      COMMISSION
    -------------------------------
    Deputy City Attorney

                                         By:
                                             -----------------------------------
                                              DOUGLAS F. WONG
                                              Executive Director

Port Commission Resolution No. 99-       Dated:
                                               ---------------------------------
---------


                                         TENANT:

                                         SAN FRANCISCO DRYDOCK, INC., a
                                         California corporation

                                         By:
                                             -----------------------------------
                                             D. CARL HANSON
                                             President

                                         By:
                                             -----------------------------------
                                             LLOYD A. SCHWARTZ
                                             Secretary

                                         Dated:
                                               ---------------------------------


                                       3